                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                               MINOLTA-QMS, INC.
                                       TO
                          MINOLTA INVESTMENTS COMPANY,
                           A WHOLLY-OWNED SUBSIDIARY
                                       OF
                               MINOLTA CO., LTD.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
 TIME,
              ON TUESDAY, OCTOBER 31, UNLESS THE OFFER IS EXTENDED.

    This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.01 per share (the "Common
Stock"), of Minolta-QMS, Inc., a Delaware corporation (the "Company"), including the associated rights to purchase shares of the Series A Participating Preferred
Stock of the Company issued pursuant to the Rights Agreement (as defined in the Offer to Purchase) (the "Rights" and, together with the Common Stock, the "Shares"), are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in the section "THE TENDER OFFER--Section 1. Terms of the Offer; Expiration Date" of the Offer to Purchase), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See the section "THE TENDER OFFER--Section 3. Procedures for Accepting the Offer and
Tendering Shares" of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:
                    ChaseMellon Shareholder Services, L.L.C.

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
            BY MAIL:                          BY HAND:                   BY OVERNIGHT DELIVERY:
   Reorganization Department         Reorganization Department         Reorganization Department
         P.O. Box 3301                      120 Broadway                   85 Challenger Road
   South Hackensack, NJ 07606                13th Floor                     Mail Stop-Reorg
                                         New York, NY 10271            Ridgefield Park, NJ 07660

                          BY FACSIMILE TRANSMISSIONS:
                        (FOR ELIGIBLE INSTITUTIONS ONLY)
                                 (201) 296-4293
                              CONFIRM FACSIMILE BY
                                   TELEPHONE
                                 (201) 296-4860

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

    The undersigned hereby tenders to Minolta Investments Company, a Delaware corporation ("Purchaser") and wholly-owned subsidiary of Minolta Co., Ltd., a Japanese corporation ("Parent"), upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase, dated October 3, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below pursuant to the guaranteed delivery procedures set forth in the section "THE TENDER OFFER --
Section 3. Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

-------------------------------------------

  Number of Shares: __________________________________________________________
  Certificate Nos. (if available):
  ____________________________________________________________________________
  ____________________________________________________________________________
  Check box if Shares will be tendered by book-entry transfer: / /
  Account Number: ____________________________________________________________
  Dated: _______________________________________________________________, 2000
-------------------------------------------

-------------------------------------------

  Name(s) of Record Holder(s): _______________________________________________
  ____________________________________________________________________________
  ____________________________________________________________________________
                                  PLEASE PRINT

  Address(es): _______________________________________________________________
  ____________________________________________________________________________
  ____________________________________________________________________________
                                                                     ZIP CODE

  Area Code and Tel. No.:

  ____________________________________________________________________________

  Signature(s): ______________________________________________________________
  ____________________________________________________________________________
  ____________________________________________________________________________

  -----------------------------------------------

  ----------------------------------------------------------------------------

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message, and any other documents required by the Letter of Transmittal, within three trading days (as defined in the Offer to Purchase) after the date hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the same time period herein. Failure to do so could result in a financial loss to such Eligible Institution.

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
Name of Firm:                                              AUTHORIZED SIGNATURE

Address:                                                           Name:
                                                               PLEASE PRINT

                                               Title:
                                     ZIP CODE

Area Code & Tel. No:                           Date:, 2000

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH
YOUR LETTER OF TRANSMITTAL.
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